UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UFP INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-1465835 (I.R.S. Employer Identification No.)

2801 East Beltline, N.E.

Grand Rapids, Michigan 49525

(Address of Principal Executive Offices Including Zip Code)

UFP Industries, Inc. Employees’ Profit Sharing and 401(k) Plan

(Full Title of the Plan)

R. Paul Guerre

UFP Industries, Inc.

2801 East Beltline, N.E.

Grand Rapids, Michigan 49525

(Name and address of agent for service)

(616) 364-6161

(Telephone number, including area code, of agent for service)

Copies of Communications to:

Kimberly A. Baber

Varnum LLP

333 Bridge Street, N.W., P.O. Box 352

Grand Rapids, Michigan 49501-0352

(616) 336-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ◻
Non-accelerated filer ◻	Smaller reporting company ◻
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

EXPLANATORY NOTE

This Registration Statement on Form S-8, filed by UFP Industries, Inc., a Michigan corporation (the “Company”), registers 750,000 shares of the Company’s common stock that may be acquired under the UFP Industries, Inc. Employees’ Profit Sharing and 401(k) Plan (the “Plan”), plus an indeterminate amount of participation interests to be offered or sold pursuant to the Plan. The Company’s common shares acquired under the Plan will be purchased on behalf of the Plan by an unaffiliated, third-party trustee in open market transactions.

PART I

INFORMATION REQUIRED IN PROSPECTUS

The documents containing the information required in this Part I will be delivered to the participants in the Plan as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference

The following documents filed with the Commission are incorporated by reference:

(a)	The Company’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”);
(b)	The Plan’s latest Annual Report on Form 11-K filed pursuant to Section 15(d) of the Exchange Act;
(c)	All other reports or documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referenced in (a) above; and
(d)	The description of the Company’s Common Stock contained in Exhibit 4(a) to the Company’s Annual Report on Form 10-K filed February 26, 2025, including any subsequently-filed amendments, reports, or other documents filed for the purpose of updating such description.

All other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement. Notwithstanding the foregoing, nothing in this Registration Statement shall be deemed to incorporate any information from Item 2.02 or Item 7.01 of any Form 8-K, or that is otherwise furnished under applicable Commission rules rather than filed, or any exhibits to the extent furnished in connection with such items.

Item 6.Indemnification of Directors and Officers

The Restated Articles of Incorporation of the Company provide that its directors and officers are required to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act (the “MBCA”) in connection with any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding (whether brought by or in the name of the Company, a subsidiary, or otherwise) in which a director or officer is a witness or that is brought against a director or officer in his or her capacity as a director, officer, employee, agent, or fiduciary of the Company or of any corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise that the director or officer was serving at the request of the Company. Persons who are not directors or officers of the Company may be similarly indemnified in respect of said service to the extent authorized by the Board of Directors of the Company. Under the MBCA, directors, officers, employees, or agents are entitled to indemnification against expenses (including attorney fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the Company. In addition, with respect to actions not brought by or in the right of the Company, indemnification is permitted under the MBCA for expenses (including attorney fees), judgments, fines, penalties, and reasonable settlements if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Company or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the Company, indemnification is permitted under the MBCA for expenses (including attorney fees) and reasonable settlement, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Company or its shareholders; provided, indemnification is not permitted if the person is found liable to the Company, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

The MBCA and the Company’s Restated Articles of Incorporation also authorize the Company to provide indemnification broader than that set forth in the MBCA and the Restated Articles of Incorporation. Pursuant to this authority, the Company has entered into indemnification agreements with each of its directors, which provide for the prompt indemnification to the fullest extent permitted by applicable law and for the prompt advancement of expenses, including reasonable attorney fees, incurred in connection with any proceeding in which a director is a witness or which is brought against a director in his or her capacity as a director, officer, employee, agent, or fiduciary of the Company or of any corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise that the director is serving at the request of the Company. Indemnification is permitted for expenses and reasonable settlement amounts incurred in connection with a proceeding by or in the right of the Company and for expenses, judgments, penalties, fines, and reasonable settlement amounts incurred in connection with the proceeding other than by or in the right of the Company. Indemnification under the indemnity agreements is conditioned on the director having acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Restated Articles of Incorporation of the Company also limit the personal liability of members of its Board of Directors for monetary damages with respect to claims by the Company or its shareholders resulting from certain negligent acts or omissions.

Item 8.Exhibits

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit #	Description

4.1	Restated Articles of Incorporation, as amended through April 24, 2024 (incorporated by reference to Exhibit 3(a) of the Registrant's Quarterly Report on Form 10-Q filed on May 8, 2024)

4.2	Amended Bylaws, as amended through January 27, 2017 (incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2016)

5	Opinion of Varnum LLP with respect to the legality of the securities being registered

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Varnum LLP (included with the opinion filed as Exhibit 5)

24	Power of Attorney (included in the signature page hereto)

107	Filing Fee Table

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the Company hereby undertakes that it has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.Undertakings

(a)The Company undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on the 20th  day of June, 2025.

Dated: June 20, 2025	UFP Industries, Inc.
(Registrant)

/s/ Michael R. Cole
	By:	Michael R. Cole
	Its:	Chief Financial Officer & Treasurer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Schwartz, Jr. and Michael R. Cole, and each of them, as attorney-in-fact and agent, with full power of substitution and re-substitution, for and in the name, place, and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any such substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ William D. Schwartz, Jr.	Director and Chief Executive Officer (Principal Executive Officer)	June 20, 2025
William D. Schwartz, Jr.

/s/ Michael R. Cole	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	June 20, 2025
Michael R. Cole

/s/ Matthew J. Missad	Director and Executive Chairman	June 20, 2025
Matthew J. Missad

/s/ Joan A. Budden	Director	June 17, 2025
Joan A. Budden

/s/ Mary Tuuk Kuras	Director	June 17, 2025
Mary Tuuk Kuras

/s/ Michael G. Wooldridge	Director	June 17, 2025
Michael G. Wooldridge

/s/ Benjamin J. McLean	Director	June 19, 2025
Benjamin J. McLean

/s/ Thomas W. Rhodes	Director	June 17, 2025
Thomas W. Rhodes

/s/ Brian C. Walker	Director	June 18, 2025
Brian C. Walker

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on the 20th day of June, 2025.

UFP Industries, Inc. Employees’ Profit Sharing and 401(k) Plan

Dated: June 20, 2025	/s/ Michael R. Cole
Michael R. Cole
UFP Industries, Inc., Plan Administrator

Dated: June 20, 2025	/s/ Nancy A. DeGood
Nancy A. DeGood
UFP Industries, Inc., Plan Administrator